Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-225624 on Form S-3, Amendment No. 1 to Registration Statement No. 333-225624, and Registration Statement Nos. 333-218931 and 333-232986 on Form S-8 of our reports dated March 11, 2022, relating to the financial statements of Five Point Holdings, LLC and the effectiveness of Five Point Holdings, LLC's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 11, 2022